    As filed with the Securities and Exchange Commission on January 24, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: January 9, 1997
                       (Date of earliest event reported)



                         INLAND REAL ESTATE CORPORATION
             (Exact name of registrant as specified in the charter)

         Maryland                    000-28382                  36-3953261
(State or other jurisdiction    (Commission File No.)         (IRS Employer
 of incorporation)                                          Identification No.)



                             2901 Butterfield Road
                           Oak Brook, Illinois  60521
                    (Address of Principal Executive Offices)

                                 (630) 218-8000
              (Registrant's telephone number including area code)

                                      n/a

         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

Maple Park Place Shopping Center, Bolingbrook, Illinois

         On January 9, 1997, the Company acquired a Neighborhood Retail Center located at Naperville and Boughton Roads in Bolingbrook, Illinois known as Maple Park Place Shopping Center ("Maple Park") from KBS Retail Limited Partnership, a Delaware limited partnership, an unaffiliated third party, for approximately $15.3 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of approximately $8.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. A majority of the Company's board, including a majority of the Independent Directors, has approved the terms and conditions of the Short-Term Loan. It is anticipated that the proceeds of a loan from an unaffiliated third party will be used to refinance the Short-Term Loan on or before its maturity date. The purchase price for Maple Park was approximately $69.52 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Maple Park was built in 1992, with expansions made in 1994, and consists of a one-story building aggregating 220,095 rentable square feet. As of January 9, 1997, Maple Park was 100% leased. In evaluating Maple Park as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 75.3% of the rentable square feet at Maple Park is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Maple Park over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Maple Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                             Occupancy Rate
       Year Ending          as of December 31      Effective Annual Rental
      December 31,             of Each Year            Per Square Foot
      ------------        --------------------         ---------------
          1996                    100%                      $7.58

          1995                     94                        8.15

         Tenants leasing more than 10% of the total square footage are Kmart, which leases 109,033 square feet, or approximately 49.5% of the rentable square feet and Eagle Foods, which leases 56,706 square feet, or approximately 25.8% of the rentable square feet. Kmart is a national discount retailer of household goods and clothing and Eagle Foods is a national grocery store chain. The lease with Kmart requires Kmart to pay base rent equal to $5.40 per square foot per annum payable monthly until January 31, 2020. The Kmart lease contains no option to renew. The lease with Eagle Foods requires Eagle Foods to pay base rent equal to $10.16 per square foot per annum payable monthly until October 31, 2002 and $10.41 per square foot per annum payable monthly until August 31, 2017. The Eagle Foods lease contains no option to renew.





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         For federal income tax purposes, the Company's depreciable basis in
Maple Park will be approximately $12,205,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $358,415. The real estate taxes payable were calculated by multiplying Maple Park's assessed value by an equalizer of 1.00 and a tax rate of 8.0013%.

         At January 9, 1997, a total of 220,095 square feet were leased to twenty tenants at Maple Park. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.




                                                           Rent
                 Square                        Current     per
                  Feet      Lease   Renewal     Annual    Square
    Lessee       Leased      Ends   Options      Rent      Foot
    ------       ------     -----   -------      ----      ----
Forrestor       1,400      02/1997  1/5 yr.   $22,400      $16.00
Vision

Jamaica Me      1,400      04/1999             19,600       14.00
Crazy

One Hour        1,400      03/1997  1/5 yr.    23,800       17.00
Cleaners

Cellular One    1,610      03/1998  1/5 yr.    20,930       13.00

Fantastic       1,190      02/2002  2/5 yr.    19,040       16.00
Sams

Pet Club        2,730      1/1997              30,712       11.25

Joann's         5,070      10/2000  1/4 yr.    55,770       11.00
Hallmark

Sonia Video     4,124      10/1997             43,302       10.50

GNC             1,600      10/1999  1/5 yr.    25,600       16.00

Dentist         1,600      09/2005  2/5 yr.    30,912       19.32

Gold Gym       13,200      04/2006            105,600        8.00

Associates
Financial       3,200      10/1999  1/5 yr.    41,600       13.00

Inbound         4,012      08/1999  1/5 yr.    60,180       15.00
Sports

Mail Boxes      1,200      12/1999  1/5 yr.    19,200       16.00

Prudential
Properties      3,600      08/1999  1/5 yr.    46,800       13.00

Once Upon a     2,400      03/2000  1/5 yr.    33,600       14.00
Child

Brueggers       2,295      01/2005             36,720       16.00
Bagels

Prairie Paint,
J.C. Licht      2,325      11/1998  1/3 yr.    37,200       16.00

Eagle Foods    56,706      08/2017            576,133       10.16

Kmart         109,033      01/2020            588,778        5.40

                                                                Average                  Percent
                                                                 Base      Percent of      of
                                                                 Rent        Total       Annual
                           Approx.                                Per       Building      Base
                           GLA of       Annual                  Square        GLA         Rent
               Number     Expiring     Base Rent     Total       Foot      Represented Represented
   Year          of        Leases         of         Annual      Under         by          by
  Ending       Leases      (square     Expiring       Base     Expiring     Expiring    Expiring
December 31,  Expiring      feet)       Leases       Rent(1)    Leases       Leases      Leases
------------  --------      -----       ------       ----       ------       ------      ------
   1997           4        9,654     $120,214   $1,809,262       $12.45      4.39%        6.53%

   1998           2        3,935       58,130    1,728,492        14.77       1.80        3.36

   1999           6       15,012      217,386    1,676,871        14.48       6.82       12.96

   2000           2        7,470       96,705    1,462,096        12.95       3.39        6.61

   2001           -            -            -    1,363,455         -           -            -

   2002           1        1,190       22,015    1,368,279        18.50       0.50        1.61

   2003           -           -            -     1,358,219         -           -            -

   2004           -           -            -     1,359,610         -           -            -

   2005           2        3,895       74,923    1,359,610        19.24       1.77        5.51

   2006           1       13,200      105,600    1,284,687         8.00       6.00        8.22

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

       The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Maple Park property, as of December 10, 1996, of not less than $15.3 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Item 7.    Financial Statements and Exhibits

       To be subsequently filed

(c) Exhibits

10.1 Agreement of Purchase and Sale by and between KBS Retail Limited Partnership and Inland Real Estate Corporation dated December 20, 1996





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                                   SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Inland Real Estate Corporation
                                                (Registrant)


                                  By:  /s/   Kelly Tucek
                                     ----------------------------------


                                       Kelly Tucek
                                       Chief Financial and Accounting Officer

Date: January 24, 1997
      -------------------